CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Smith Barney Investment Funds Inc. – Smith Barney Investment Grade Bond Fund (the “Registrant”), each certify to the best of his knowledge that:

        1.      The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Investment Funds Inc. Smith Barney Investment Grade Bond Fund /s/ R. Jay Gerken R. Jay Gerken Date: September 7, 2005	Chief Financial Officer Smith Barney Investment Funds Inc. Smith Barney Investment Grade Bond Fund /s/ Kaprel Ozsolak Kaprel Ozsolak Date: September 7, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.